                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


Netsol International, Inc. and Subsidiaries
(formerly Mirage Holdings, Inc.)
Calabasas, California

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 06, 2000, for Network Solutions (Pvt.) Limited and NetSol Connect (Pvt.) Limited with respect to their inclusion in the consolidated financial statements of NetSol International, Inc. and Subsidiaries included in Amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended June 30, 2000.

                                    /s/ Saeed Kamran Patel & Co.
                                    Chartered Accountants

                                    Lahore, Pakistan
                                    May 7, 2001